                                                                    Exhibit 10.2

                       AMENDMENT NO. 2 TO RIGHTS AGREEMENT

     THIS AMENDMENT NO. 2 TO RIGHTS AGREEMENT (this "AMENDMENT NO. 2"), dated as of June 5, 2006, is made by and between Onyx Software, a Washington corporation (the "COMPANY"), and Mellon Investor Services LLC, a New Jersey limited liability company, as Rights Agent (the "RIGHTS AGENT"). Reference is made to the Rights Agreement dated as of October 25, 1999 (the "RIGHTS AGREEMENT") between the parties, as amended by Amendment No. 1 to Rights Agreement, dated as of March 5, 2003, between the parties. Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Rights Agreement.

     WHEREAS, pursuant to Section 26 of the Rights Agreement, the Company and the Rights Agent may from time to time supplement or amend the Rights Agreement in accordance with the provisions of Section 26 thereof; and

     WHEREAS, the Company is a party to an Agreement and Plan of Merger (as it may be amended or supplemented from time to time, the "M2M MERGER AGREEMENT"), dated June 5, 2006, among M2M Holdings, Inc., a Delaware corporation ("M2M"), Orion Acquisition Corporation, a Delaware corporation and wholly owned direct subsidiary of M2M ("MERGER SUB"), and the Company, which provides for, among other things, the merger of Merger Sub with and into the Company, with the Company as the surviving corporation (the "M2M MERGER"), subject to shareholder approval and other terms and conditions; and

     WHEREAS, concurrently with the execution and delivery of the M2M Merger Agreement, M2M and certain shareholders of the Company (the "SHAREHOLDERS") entered into Support Agreements, dated as of June 5, 2006 (the "SUPPORT AGREEMENTS"), which, among other things, obligate the Shareholders to vote in support of the M2M Merger, restrict the ability of the Shareholders to transfer shares of the Company's Common Stock, and grant M2M an irrevocable proxy to vote the Shareholders' shares of the Company's Common Stock; and

     WHEREAS, the M2M Merger Agreement contemplates amendments to the Rights Agreement so that the Rights Agreement will not be applicable to the M2M Merger Agreement, the M2M Merger, the Support Agreements, and the transactions contemplated by the Merger Agreement and the Support Agreements; and

     WHEREAS, the Company's Board of Directors previously determined that it is in the best interests of the Company and its shareholders to amend the Rights Agreement as contemplated by the M2M Merger Agreement;

     NOW, THEREFORE, in accordance with Section 26 of the Rights Agreement, the Company and the Rights Agent hereby amend the Rights Agreement as follows:

     1. The definition of "ACQUIRING PERSON" in Section 1 of the Rights Agreement is hereby modified and amended by adding the following sentence at the end thereof:

          "Notwithstanding anything in this Rights Agreement to the contrary, none of M2M Holdings, Inc., a Delaware corporation ("M2M"), Orion Acquisition Corporation, a Delaware corporation

          ("MERGER SUB"), nor any of their Affiliates or Associates, shall be deemed to be an Acquiring Person by virtue of the execution of the Agreement and Plan of Merger, dated as of June 5, 2006 (as the same may be amended from time to time, the "M2M MERGER AGREEMENT"), by and among M2M, Merger Sub and the Company, the Support Agreements, dated as of June 5, 2006, between M2M and each of the directors and executive officers of the Company (the "SUPPORT AGREEMENTS") or the consummation of the transactions contemplated by the M2M Merger Agreement, including, without limitation, the merger of Merger Sub with and into the Company (the "M2M MERGER"), or the acquisition of beneficial ownership of Common Shares pursuant to the Support Agreements or the announcement of any of the foregoing transactions."

     2. Section 3(b) of the Rights Agreement is hereby modified and amended by adding the following sentence at the end thereof:

          "Notwithstanding anything in this Rights Agreement to the contrary, a Distribution Date shall not be deemed to have occurred as a result of the execution of the M2M Merger Agreement or the Support Agreements or the consummation of the transactions contemplated by the M2M Merger Agreement, including, without limitation, the M2M Merger, the acquisition of beneficial ownership of Common Shares pursuant to the Support Agreements, or the announcement of any of the foregoing transactions."

     3. Section 7(a) of the Rights Agreement shall be deleted in its entirety and replaced with the following paragraph:

          "Subject to Section 7(e) and except as otherwise provided in this Rights Agreement (including Section 11), each Right shall entitle the registered holder thereof, upon exercise thereof as provided in this Rights Agreement, to purchase for the Purchase Price, at any time after the Distribution Date and at or prior to the earlier of (i) the Close of Business on the 10th anniversary of the date of this Rights Agreement (the Close of Business on such date, or if earlier, the time immediately prior to the consummation of the M2M Merger as contemplated by the M2M Merger Agreement, being the "Expiration Date") and (ii) the Redemption Date, one one -hundredth (1/100) of a Preferred Share, subject to adjustment from time to time as provided in Sections 11 and 12."

     4. Section 11 of the Rights Agreement is hereby modified and amended by adding the following subsection (d) after the conclusion of subsection (c)(iii):

          "(d) Notwithstanding anything in this Rights Agreement to the contrary, the provisions of this Section 11 shall not apply to the execution of the M2M Merger Agreement or the Support Agreements or the consummation of the transactions contemplated by the M2M Merger Agreement, including, without limitation, the M2M Merger, the acquisition of beneficial ownership of Common Shares pursuant to the Support Agreements, or the announcement of any of the foregoing transactions."

     5. The definition of "SHARES ACQUISITION DATE" in Section 1 of the Rights Agreement is hereby modified and amended by adding the following sentence at the end thereof:

          "Notwithstanding anything in this Rights Agreement to the contrary, a Shares Acquisition Date shall not be deemed to have occurred as a result of the execution of the M2M Merger Agreement or the Support Agreements or the consummation of the transactions contemplated by the M2M Merger Agreement, including, without limitation, the M2M Merger, the acquisition of beneficial ownership of Common Shares pursuant to the Support Agreements, or the announcement of any of the foregoing transactions."

     6. Section 28(a) of the Rights Agreement is hereby modified and amended by adding the following sentence at the end thereof:

          "Nothing in this Rights Agreement shall be construed to give any holder of Rights (and, prior to the Distribution Date, the Common Shares) or any other Person any legal or equitable rights, remedies, or claims under this Rights Agreement by virtue of the execution of the M2M Merger Agreement or the Support Agreements or the consummation of the transactions contemplated by the M2M Merger Agreement, including, without limitation, the M2M Merger, the acquisition of beneficial ownership or the transfer of Common Shares pursuant to the Support Agreements, or the announcement of any of the foregoing transactions."

     7. This Amendment No. 2 shall be deemed to be a contract made under the laws of the state of Washington and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state; provided, however, that all provisions regarding the rights, duties and obligations of the Rights Agent shall be governed by and construed in accordance with the laws of the state of New York applicable to contracts to be performed entirely within such state.

     8. This Amendment No. 2 may be executed in any number of counterparts, each of which counterparts shall for all purposes be deemed to be an original, and all of such counterparts shall together constitute but one and the same instrument.

     9. In all respects not inconsistent with the terms and provisions of this Amendment No. 2, the Rights Agreement is hereby ratified, adopted, approved and confirmed. In executing and delivering this Amendment No. 2, the Rights Agent shall be entitled to all of the privileges and immunities afforded to the Rights Agent under the terms and conditions of the Rights Agreement.

     10. If any term, provision, covenant or restriction of this Amendment No. 2 is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants, and restrictions of this Amendment No. 2, and of the Rights Agreement, shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

                            [Signature page follows]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to be duly executed, all as of the date and year first above written.

                                        ONYX SOFTWARE CORPORATION


                                        By: /S/ JANICE P. ANDERSON
                                            ------------------------------------
                                        Name: Janice P. Anderson
                                        Title: President and Chief Executive
                                               Officer


                                        MELLON INVESTOR SERVICES LLC,
                                        as Rights Agent


                                        By: /S/ THOMAS L. COOPER
                                            ------------------------------------
                                        Name: Thomas L. Cooper
                                        Title: Client Relationship Executive